EXHIBIT 10.14

TEXAS ASSOCIATION OF RELATORS®

COMMERCIAL CONTRACT – IMPROVED PROPERTY

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.

®TEXAS ASSOCIATION OF REALTORS, INC. 2002

1.     PARTIES:  Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees to buy the Property from Seller for the sales price stated in Paragraph 3. The parties to this contract are:

Seller: American Medical Technologies Inc., a Delaware Corp.

Address: 5655 Bear Lane, Corpus Christi, Texas 78405

Phone: 361-289-1145	Fax: 361-289-2681

Buyer: The Sepulveda Group, LLC or its assignee

Address: c/o Spectrum Dental Inc., 8550 Higuera St. Culver City, CA 90232

Phone: 310-826-6688	Fax: 310-826-4346

2.     PROPERTY:

A.    “Property” means that real property situated in Nueces County, Texas at 5655 Bear Lane, Corpus Christi, Texas 78405 (address) and that is legally described on the attached Exhibit “A” also as follows:  The real property and improvements owned by Seller located at 5655 Bear Lane, Corpus Christi, Texas 78405, including as may be described more fully in Exhibit “A”, attached hereto, and all rights and obligations appurtenant thereto from and after Closing.

B.     Seller will sell and convey the Property together with:

(1)   all buildings, improvements, and fixtures;

(2)   all rights, privileges, and appurtenances pertaining to the Property, including Seller’s right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores,  and rights-of-way;

(3)   Seller’s interest in all leases, rents, and security deposits for all or part of the Property;

(4)   Seller’s interest in all licenses and permits related to the Property;

(5)   Seller’s interest in all third party warranties or guaranties, if transferable, relating to the Property or any fixtures

(Describe any exceptions, reservations, or restrictions in Paragraph 11 or an addendum.)

(If the Property is a condominium, attach condominium addendum.)

3.     SALES PRICE:  At or before closing, Buyer will pay the following sales price for the Property:

A.    Cash portion payable by Buyer at closing $1,900,000.00

B.     Sum of all financing described in Paragraph 4. $

C.     Sales price (sum of 3A and 3B). $1,900,000.00

4.     FINANCING:  Buyer will finance the portion of the sales price under Paragraph 3B as follows:

☐            A. Third Party Financings:  One or more third party loans in the total amount of $                     . This contract:

☐    (1) is not contingent upon Buyer obtaining third party financing.

☐    (2) is contingent upon Buyer obtaining third party financing in accordance with the attached Financing Addendum.

☐    B. Assumption:  In accordance with the attached Financing Addendum, Buyer will assume the existing promissory note secured by the Property, which balance at closing will be $                            .

☐    C. Seller Financing:  The delivery of a promissory note and deed of trust from Buyer to Seller under the terms of the attached Financing Addendum in the amount of $                                  .

5.     EARNEST MONEY:  N/A

6.     TITLE POLICY, SURVEY, AND UCC SEARCH:

A.    Title Policy:

(1)   Seller, at Seller’s expense, will furnish Buyer an Owner’s Policy of Title Insurance (the title policy) issued by Stewart title Guaranty Company in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:

(a)   those title exceptions permitted by this contract or as may be approved by Buyer in writing; and

(b)   the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

(2)   The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:

☐   (a)    will not be amended or deleted from the title policy.

☒   (b)    will be amended to read “shortages in areas” at the expense of ☐ Buyer ☒ Seller.

(3)   Buyer may object to any restrictive covenants on the Property within the time required under Paragraph 6D.

(4)   Within 10 days after the effective date, Seller will furnish Buyer a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer’s address.

B.     Survey:

(1)   Within 2 days after the effective date:

☐  (a) Buyer will obtain a survey of the Property at Buyer’s expense and deliver a copy of the survey to Seller.

☐  (b) Seller, at Seller’s expense, will furnish Buyer a survey of the Property dated after the effective date.

☒  (c) Seller will deliver a true and correct copy of Seller’s existing survey of the Property dated 2/11/05. Seller, at Seller’s expense:

☐  (i)  will have the existing survey recertified on a date not earlier than                    .

☒  (ii) will not have the existing survey recertified. Seller ☒ will ☐ will not deliver to                       the title company an affidavit required by the title company for approval of the survey that states that Seller knows of no changes or alterations to the Property as depicted on the survey.

(2)   The survey required under Paragraph 6B(1) must be made by a Registered Professional Land Surveyor acceptable to the title company. The survey must:

(a)   identify the Property by metes and bounds or platted lot description;

(b)   show that the survey was made and staked on the ground with corners permanently marked;

(c)   set forth the dimensions and total area of the Property;

(d)   show the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements, and rights-of-way on the Property with all easements and rights-of-way referenced to their recording information;

(e)   show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying in a special flood hazard area (an “A” or “V” zone as shown on the current Federal Emergency Management Agency (FEMA) flood insurance rate map); and

(f)    contain the surveyor’s certificate that the survey is true and correct.

C.     UCC Search:

☐  (1) Within             days after the effective date, Seller, at Seller’s expense, will furnish Buyer a Uniform Commercial Code (UCC) search prepared by a reporting service and dated after the effective date. The search must identify documents that are on file with the Texas Secretary of State and the country where the Property is located that relate to all personal property on the Property and show, as debtor, Seller and all other owners of the personal property in the last 5 years.

☒  (2)  Buyer does not require Seller to furnish a UCC search.

D.    Buyer’s Objections to the Commitments, Survey, and UCC Search:

(1)   Within 10 days after Buyer receives the commitment, legible copies of the documents evidencing title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items if:

(a)   the matters disclosed constitute a defect or encumbrance to title to the real or personal property described in Paragraph 2 other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or

(b)   the items show that any part of the Property lies in a special flood hazard area (an “A” or “V” zone as defined by FEMA);

(2)   Seller may, but is not obligated to, cure Buyer’s timely objections within 20 days after Seller receives the objections. The closing date will be extended as necessary to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer.

(3)   Buyer’s failure to timely object or terminate under this Paragraph 6D is a waiver of Buyer’s right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

7.     PROPERTY CONDITION:

☒  A. Present Condition:  (Check (1) or (2) only.)

☒ (1)  Buyer accepts the Property in its present “as-is” condition, subject to representations and warranties made by Seller herein

☐  (2)  Buyer accepts the Property in its present condition except that Seller, at Seller’s expense, will complete the following before closing:

☐  B. Feasibility:

(1)           Delivery of Property Information:  Within 15 days after the effective date, Seller will deliver to Buyer the following items to the extent that the items are in Seller’s possession or are readily available to Seller. Any item not delivered is deemed not to be in Seller’s possession or readily available to Seller. The items Seller will deliver are:

☐ (a)  a current rent roll of all leases affecting the Property certified by Seller as true and correct;

☐ (b)  copies of all current leases pertaining to the Property, including any modifications, supplements, or amendments to the leases;

☐ (c)  a current inventory of all personal property to be conveyed under this contract;

☐ (d)  copies of all notes and deeds of trust against the Property that Buyer will assume or that Seller will not pay in full on or before closing;

☒  (e)  copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property

☒ (f)  copies of current utility capacity letters from the Property’s water and sewer service provider;

☒ (g)  copies of all current warranties and guaranties relating to all or part of the Property;

☒ (h)  copies of fire, hazard, liability, and other insurance policies that currently relate to the Property;

☐ (i)  copies of all leasing or commission agreements that currently relate to all or part of the Property;

☒ (j)  a copy of the “as-built” plans and specifications and plat of the Property;

☒ (k) copies of all invoices for utilities and repairs incurred by Seller for the Property in the 24 months immediately preceding the effective date;

☐ (l)  a copy of Seller’s income and expense statement for the Property from                             to                           .

☒ (m)  copies of all previous environmental assessments, studies, or analyses made on or relating to the Property;

☒ (n)  real and personal property tax statements for the Property for the previous 2 calendar years; and

☐ (o)

(2)           Inspections, Studies, or Assessments:

(a)   Within 15 days after the effective date, Buyer, at Buyer’s expense, may complete or cause to be completed inspections, studies, or assessments of the Property, including all improvements and fixtures. Inspections, studies, or assessments may include, but are not limited to:

(i)    physical property inspections (for example, structural pest control, mechanical, structural, electrical, and plumbing inspections);

(ii)   economic feasibility studies;

(iii)  environmental assessments (for example, soil tests, air sampling, and paint sampling);

(iv)  engineering studies; and

(v)   compliance inspections (for example, compliance determination with zoning ordinances, restrictions, building codes, and statutes).

(b)   Seller, at Seller’s expense, will turn on all utilities necessary for Buyer to make inspections, studies or assessments.

(c)   Buyer must:

(i)    employ only trained and qualified inspectors and assessors;

(ii)   notify Seller, in advance, of when the inspectors or assessors will be on the Property;

(iii)  abide by any reasonable entry rules or requirements that Seller may require;

(iv)  not interfere with existing operations or occupants of the Property; and

(v)   restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

(d)   Except for those matters that arise from the negligence of Seller or Seller’s agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer’s inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller’s agents against any claim involving a matter for which Buyer is responsible under this paragraph. This paragraph survives termination of this contract.

(3)          Feasibility Period and Right to Terminate:  Buyer may terminate this contract for any reason within 20 days after the effective date by providing Seller with written notice of termination. If Buyer does not terminate within the time required, Buyer accepts the Property in its present “as is” condition with any repairs Seller is obligated to complete under this contract. (Check only one box.)

☐            (a)  if Buyer terminates under the Paragraph 7B(3), the earnest money will be refunded to Buyer less $                that Seller will retain as independent consideration for Buyer’s right to terminate. Buyer has tendered the independent consideration to Seller upon payment of the full amount specified in Paragraph 5 to the escrow agent. The independent consideration is to be credited to the sales price only upon closing of the sale.

☒            (b)  Buyer has paid Seller $1.00 as independent consideration for Buyer’s right to terminate by tendering such amount directly to Seller or Seller’s agent. If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer and Seller will retain the independent consideration. The independent consideration ☐ will ☒ will not be credited to the sales price upon closing of the sale.

(4)           Return of Property Information:  If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date: (i)  return to Seller all those items described in Paragraph 7B(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (ii) deliver copies of all inspection and assessment reports (excluding economic feasibility studies) related to the Property that Buyer completed or caused to be completed. This Paragraph 7B(4) survives termination of this contract.

(5)           Contracts Affecting Operations:  From and after the effective date hereof Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property without Buyer’s prior written approval.

8.     BROKERS:  N/A

9.     CLOSING:

A.    Provided Buyer has not terminated this agreement, the closing of the sale will be concurrent with, and dependent, on the closing of Seller’s acquisition of Spectrum Dental, Inc., which closings shall not occur until all conditions to Buyers obligations to close have been met or waived by Buyer or within 7 days after objections to title have been cured, whichever date is later (the closing date). If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.

B. At closing, Seller will execute and deliver, at Seller’s expense, a ☐ general ☒ special warranty deed. The deed must include a vendor’s lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property at closing;

(1)   with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price; and

(2)   with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except for Seller, pursuant to a written lease between Buyer and Seller, a copy of which is attached hereto as Addendum One (“Lease”)

C.    At closing, Seller, at Seller’s expense, will also deliver:

(1)   tax statements showing no delinquent taxes on the Property;

(2)   a bill of sale with warranties to title conveying title, free and clear of all liens, to any personal property defined as part of the Property in Paragraph 2 or sold under this contract;

(3)   an assignment of all leases to or on the Property;

(4)   to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations:

(a)   licenses and permits;

(b)   maintenance, management, and other contracts; and

(c)   warranties, and guaranties;

(5)   a rent roll current on the day of the closing certified by Seller as true and correct;

(6)   evidence that the person executing this contract is legally capable and authorized to bind Seller; and

(7)   any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

D.    At closing, Buyer will:

(1)   pay the sales price in good funds acceptable to the escrow agent;

(2)   deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer;

(3)   execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

E.     Unless the parties agree otherwise, the closing documents will be found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses.

10.   POSSESSION:  Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted. Until closing, Seller will operate the Property in the same manner as on the effective date and will not transfer or dispose of any of the personal property described in Paragraph 2B or sold under this contract. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

11.   SPECIAL PROVISIONS:  (Identify exhibit if special provisions are contained in an attachment.)

(1)   Lease required to be executed at closing

(2)   Closing, and this transaction conditioned on concurrent, back to back closing of Seller’s acquisition of Spectrum Dental Inc. in its 100% stock acquisition

12.   SALES EXPENSES:

A.    Seller’s Expenses:  Seller will pay for the following at or before closing:

(1)   releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;

(2)   release of Seller’s loan liability, if applicable;

(3)   tax statements or certificates;

(4)   preparation of the deed and any bill of sale;

(5)   one-half of any escrow fee;

(6)   costs to record any documents to cure title objections that Seller must cure; and

(7)   other expenses that Seller will pay under other provisions of this contract.

(8)   The cost of Buyer’s owner title policy

(9)   Per the Lease, the fixed rent for the pro-rata portion of the month of closing and first full calendar month thereafter.

B.     Buyer’s Expenses:  Buyer will pay for the following at or before closing:

(1)   all loan expenses (for example, application fees, origination fees, discount fees, buy-down fees, commitment fees, appraisal fees, assumption fees, recording fees, tax service fees, mortgagee title policy expenses, credit report fees, document preparation fees, interest expense that Buyer’s lender requires Buyer to pay at closing, loan related inspection fees, amortization schedule fees, courier fees, underwriting fees, wire transfer fees, and other fees required by Buyer’s lender);

(2)   preparation fees of any deed of trust;

(3)   recording fees for the deed and any deed of trust;

(4)   premiums for flood and hazard insurance as may be required by Buyer’s lender;

(5)   one-half of any escrow fee;

(6)   copy and delivery fees for delivery of the title commitment and related documents; and

(7)   other expenses that Buyer will pay under other provisions of this contract.

13.   PRORATIONS, ROLLBACK TAXES, ESTOPPEL CERTIFICATES, RENT AND DEPOSITS:  N/A

B. Rollback Taxes:  If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer’s use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 13B survives closing.

14.   CASUALTY LOSS AND CONDEMNATION:

A.    If any part of the Property is damaged or destroyed by fire or other casualty after the effective date, Seller must restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If , without fault, Seller is unable to do so, Buyer may:

(1)   terminate this contract and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer;

(2)   extend the time for performance up to 15 days and the closing date will be extended as necessary; or

(3)   accept at closing:  (i) the Property in its damaged condition; (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer’s consent to the assignment; and (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.

B.     If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:

(1)   terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer; or

(2)   appear and defend the condemnation proceedings and any award will, at Buyer’s election, belong to:

(a)   Seller and the sales price will be reduced by the same amount; or

(b)   Buyer and the sales price will not be reduced.

15.   DEFAULT:

A.    If Buyer fails to comply with this contract, Buyer is in default and Seller may:

(1)   terminate this contract in which case Buyer and Seller shall have no further obligations, except for those herein, which expressly survive termination, of this Agreement

B.     If, without fault, Seller is unable within the time allowed to deliver the commitment, Buyer may:

(1)   terminate this contract and retain any independent consideration under Paragraph 7B(3)(a) as the sole remedy; or

(2)   extend the time for performance up to 15 days and the closing will be extended as necessary.

C.     Except as provided in Paragraph 15B, if Seller fails to comply with this contract, Seller is in default and Buyer may:

(1)   terminate this contract in which case Buyer and Seller shall have no further obligations, except for those herein, which expressly survive termination, of this Agreement

(2)   enforce specific performance, or seek such other relief as may be provided by law, or both.

16.   ATTORNEY’S FEES:  If Buyer, Seller, any broker, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney’s fees. This Paragraph 16 survives termination of this contract.

17.   ESCROW:  N/A

18.   MATERIAL FACTS:

A. To the best of the Seller’s knowledge and belief:  (Check (1) or (2) only.)

☐  (1)  Seller is not aware of any material defects to the Property except as stated in the attached Property Condition Statement.

☒  (2)  Seller is not aware of any of the following, except as described otherwise in this contract:

(a)   any subsurface:  structures, pits, waste, springs, or improvements;

(b)   any pending or threatened litigation, condemnation, or assessment affecting the Property;

(c)   any environmental hazards or conditions that affect the Property;

(d)   whether the Property is or has been used for the storage or disposal of hazardous materials or toxic waste, a dump site or landfill, or any underground tanks or containers;

(e)   whether radon, asbestos insulations or fireproofing, urea-formaldehyde foam insulation, lead-based paint, toxic mold (to the extent that it adversely affects the health of ordinary occupants), or other pollutants or contaminants of any nature now exist or ever existed on the Property;

(f)    whether wetlands, as defined by federal or state law or regulation, are on the Property;

(g)   whether threatened or endangered species or their habitat are on the Property; and

(h)   any material physical defects in the Improvements on the Property, save and except roof repairs and those matters set forth in the current inspection report of Buyer’s inspector Pescador Engineering on December 19, 2005

(Describe any exceptions to (a)-(g) in Paragraph 11 or an addendum.)

Buyer and Seller represent and warrant that is has not employed any brokers or finders in connection with the transactions contemplated hereby. Each party shall indemnify, defend, protect and hold harmless the other party from and against any and all obligations or liabilities to pay any real estate broker’s commission, finder’s fee, or other compensation to any person or entity arising from or in connection with this contract which results from any act or agreement of such party.

19.   NOTICES:  All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. The parties will send copies of any notices to the broker representing the party to whom the notices are sent.

20.   FEDERAL TAX REQUIREMENT:  If Seller is a “foreign person” as defined by applicable law, or if Seller fails to deliver at closing an affidavit that Seller is not a foreign person, then Buyer will withhold from the sales proceeds at closing an amount sufficient to comply with applicable tax law and deliver the amount withheld to the Internal Revenue Service (IRS), together with appropriate tax forms. IRS regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

21.   DISPUTE RESOLUTION:  The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise. If the dispute cannot be resolved by negotiation, the parites will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator. This paragraph survives termination of this contract. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

22.   AGREEMENT OF THE PARTIES:

A.    This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns.

B.    This contract is to be construed in accordance with the laws of the State of Texas.

C.    This contract contains the entire agreement of the parties and may not be changed except in writing.

D.    If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

E.     Buyer ☒ may ☐ may not assign this contract. If buyer assigns this contract, Buyer will be relieved of any future liability under this contract only if the assignee assumes, in writing, all of Buyer’s obligations under this contract.

F.     Addenda which are part of this contract are:  (Check all that apply.)

☐  (1)  Property Description Exhibit identified in Paragraph 2;

☐  (2)  Condominium Addendum;

☐  (3)  Financing Addendum;

☐  (4)  Commercial Property Condition Statement;

☐ (5)  Addendum for Seller’s Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards;

☐  (6)  Notice of Purchaser of Real Property in a Water District (MUD);

☐  (7)  Addendum for Coastal Area Property;

☐  (8)  Addendum for Property Located Seaward of the Gulf Intracoastal Waterway; and

☒  (9)  Lease – Attached hereto as Addendum One.

(Note: Counsel for the Texas Association of REALTORS® (TAR)  has determined that any of the foregoing addendum which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form.)

23.   TIME:  Time is of the essence in this contract. The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday, or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

24.   EFFECTIVE DATE:  The effective date of this contract for the purpose of performance of all obligations is the date the escrow agent receipts this contract after all parties execute this contract.

25.   ADDITIONAL NOTICES:

A.    Buyer should have an abstract covering of the Property examined by an attorney of Buyer’s selection, or Buyer should be furnished with or obtain a title policy.

Seller represents B – F herein below, are not applicable to the Property:

B.    If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

C.    If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, §33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included as part of this contract.

D.    If the Property is located seaward of the Gulf Intracoastal Waterway, §61.025, Texas Natural Resources Code, requires a notice regarding a notice regarding the seaward location of the Property to be included as part of this contract.

E.     If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (ETJ) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To determine if the Property is located within a municipality’s ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

F.     If apartments or other residential units are on the Property and the units were built before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract.

G.    Brokers are not qualified to perform property inspections, surveys, engineering studies, environment assessments, or inspections to determine compliance with zoning, governmental regulations, or laws. Buyer should seek experts to perform such services. Selection of experts, inspections, and repairmen is the responsibility of Buyer and not the brokers.

26.   CONTRACT EFFECTIVE DATE:  The execution of this contract by both Seller and Buyer this Agreement becomes effective by 5:00p.m.

READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction. CONSULT your attorney BEFORE signing.

Buyer’s	Seller’s

Attorney is	Attorney is

Buyer:	Seller:

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Buyer:	Seller:

By:	By:

Printed Name:	Printed Name:

Title:	Title: